                                                                    Exhibit 99.1

                                           Contact: Roy L. Morrow (216) 383-4893
                                                  Roy_Morrow@lincolnelectric.com

                            LINCOLN ELECTRIC REPORTS
               2004 FOURTH-QUARTER AND FULL-YEAR FINANCIAL RESULTS

     -    Sales increase 30% in the Fourth Quarter
     -    2004 sales increase 28% to a record $1.33 billion
     - Diluted Earnings Per Share (EPS) up 9% in the quarter and 48% for year, including non-recurring items
     - Diluted Earnings Per Share (EPS) up 44% in the quarter and 54% for year, excluding non-recurring items

         CLEVELAND, Ohio, U.S.A., February 17, 2005 -- Lincoln Electric Holdings, Inc. (Nasdaq: LECO) reported 2004 fourth quarter net income of $15.6 million or diluted earnings per share of 37 cents, including non-recurring items of $4.9 million, net of tax, compared with 2003 fourth quarter net income of $14.1 million, or diluted earnings per share of 34 cents. The 2004 quarter includes non-recurring items associated with European rationalization actions of $2.1 million, net of tax, and retirement charges associated with the Company's former CEO of $2.8 million, net of tax. Excluding the non-recurring items, net income was $20.5 million, or diluted earnings per share of 49 cents.

         Sales in the quarter were $351.0 million, an increase of 30% over $269.4 million in 2003, reflecting strong volume increases, the impact of price increases and the favorable impact of foreign currency exchange rates of $9.1 million. In addition, the acquisitions of two welding products businesses in China contributed $9.5 million to sales in the quarter.

         The Company's U.S. sales in the quarter were $193.3 million, an increase of 23% over $157.6 million in the year-ago quarter. Export sales grew 24% to $19.7 million, compared with $16.0 million in the 2003 same quarter.

         Non-U.S. sales were $157.7 million in the quarter, compared with $111.8 million in the quarter last year, an increase of 41%. In local currencies, sales were up 33%.

         "Our Company achieved strong earnings on record sales for the quarter and year," said John M. Stropki, Chairman and Chief Executive Officer. "We had significant sales gains in all regions and market channels. Our overall profitability improvement was a result of significant volume increases. Significant increases in raw material costs were generally offset by price increases across all product offerings. We are very encouraged by our 2004 performance and look forward to continuing our strategy of profitable global expansion."

                                     -more-

LINCOLN ELECTRIC REPORTS 2004 FOURTH-QUARTER AND FULL-YEAR FINANCIAL RESULTS -2-

         The Company reported full year net income of $80.6 million or diluted earnings per share of $1.94, including non-recurring items, an increase of 48% over 2003 net income of $54.5 million or $1.31 diluted earnings per share. Excluding non-recurring items, net income for the year was $85.5 million or diluted earnings per share of $2.06, compared with 2003 net income of $55.8 million or diluted earnings per share of $1.34. Net income in 2003 included rationalization charges of $1.3 million, net of tax.

         Sales for the 2004 year were a record $1.33 billion, a 28% increase over 2003 sales of $1.04 billion reflecting strong volume, price increases and the favorable impact of foreign currency exchange rates of $32.0 million. In addition, the acquisitions of the two welding products businesses in China contributed $24.1 million to sales for the year.

         The Company's U.S. sales for the year were $771.2 million, an increase of 26% over $614.5 million in 2003. Export sales grew 24% to $77.0 million, compared with $62.1 million in the prior year.

         Non-U.S. sales were $562.4 million for the year, compared with $426.0 million last year, an increase of 32%. In local currencies, sales were up 25%.

         Fourth quarter gross profit margins declined to 24.3% of sales compared with 27.1% of sales in the prior year period. The decrease reflects the timing of product price increases and the impact of significantly higher raw material costs and the related LIFO accounting impact on inventories.

         Capital expenditures increased to $56.4 million from $34.8 million in 2003 primarily for projects at the Company's Cleveland operations, additional investments in China, and the start-up of a new facility in Torreon, Mexico.

         The Company's return on average shareholders' equity increased to 15.8% in 2004 from 12.5% in 2003.

         A total of $27.5 million in dividends was paid through December 31, 2004. The Board of Directors also declared a cash dividend increase to 18 cents per share for holders of record December 31, 2004, which was paid January 15, 2005.

                                     -more-

LINCOLN ELECTRIC REPORTS 2004 FOURTH-QUARTER AND FULL-YEAR FINANCIAL RESULTS -3-

         Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc-welding systems, plasma and oxyfuel cutting equipment. Headquartered in Cleveland, Ohio, Lincoln has operations, manufacturing alliances and joint ventures in 18 countries and a worldwide network of distributors and sales offices covering more than 160 countries. For more information about Lincoln Electric, its products and services, visit the Company's Web site at www.lincolnelectric.com.
                                          ------------------------

         The Company's expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management's current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company's operating results. The factors include, but are not limited to: the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; the strength and duration of the increase in U.S. demand for the Company's products; market risks and price fluctuations related to the purchase of commodities and energy; and the possible effects of international terrorism and hostilities on the Company or its customers, suppliers and the economy in general.

                                   #2005-300#

                         LINCOLN ELECTRIC HOLDINGS, INC.
                              FINANCIAL HIGHLIGHTS
                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                    Three Months Ended December 31,       Fav (Unfav) to Prior Year
CONSOLIDATED                                                  ------------------------------------------  -------------------------
   STATEMENTS OF INCOME                                        2004     % of Sales   2003     % of Sales      $            %
                                                              -------              -------                --------     ------------
Net Sales                                                     $ 351.0      100.0%  $ 269.4      100.0%   $  81.6        30.3%
Cost of Goods Sold                                              265.6       75.7%    196.3       72.9%     (69.3)      (35.3%)
                                                              -------              -------               -------
Gross Profit                                                     85.4       24.3%     73.1       27.1%      12.3        16.8%
SG&A Expenses                                                    65.8       18.7%     56.3       20.9%      (9.5)      (16.9%)
Rationalization Charges                                           2.4        0.7%      -          0.0%      (2.4)     (100.0%)
                                                              -------              -------               -------
Operating Income                                                 17.2        4.9%     16.8        6.2%       0.4         2.4%
Interest Income                                                   1.1        0.3%      1.2        0.5%      (0.1)       (8.3%)
Equity Earnings in Affiliates                                     0.9        0.3%      0.4        0.1%       0.5       125.0%
Other Income                                                      1.3        0.4%      1.1        0.4%       0.2        18.2%
Interest Expense                                                 (1.7)      (0.5%)    (1.9)      (0.7%)      0.2        10.5%
                                                              -------              -------               -------
Income Before Income Taxes                                       18.8        5.4%     17.6        6.5%       1.2         6.8%
Income Taxes                                                      3.2        0.9%      3.5        1.3%       0.3         8.6%
                                                              -------              -------               -------
Net Income                                                    $  15.6        4.5%  $  14.1        5.2%   $   1.5        10.6%
                                                              =======              =======               =======



Basic Earnings Per Share                                      $  0.38              $  0.34               $  0.04        11.8%
Non-recurring items(1)                                           0.12                 -                     0.12      (100.0%)
                                                              -------              -------               -------
Basic Earnings Per Share excluding non-recurring items(2)     $  0.50              $  0.34               $  0.16        47.1%
                                                              =======              =======               =======

Diluted Earnings Per Share                                    $  0.37              $  0.34               $  0.03         8.8%
Non-recurring items(1)                                           0.12                  -                    0.12      (100.0%)
                                                              -------              -------               -------
Diluted Earnings Per Share excluding non-recurring items(2)   $  0.49              $  0.34               $  0.15        44.1%
                                                              =======              =======               =======

Weighted Average Shares (Basic)                                  41.5                 40.8
Weighted Average Shares (Diluted)                                41.9                 41.1


(1) Non-recurring items include European rationalization charges of $2,440 pre-tax, or $2,061 after tax and $4,525 pre-tax, or $2,828, after tax relating to retirement costs for the former CEO.

(2) Basic and diluted earnings per share excluding non-recurring items are presented as management believes this financial measure is important to investors to evaluate and compare the Company's financial performance from period to period. Management uses this information in assessing and evaluating the Company's underlying operating performance.

                         LINCOLN ELECTRIC HOLDINGS, INC.
                              FINANCIAL HIGHLIGHTS
                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                     Twelve Months Ended December 31,      Fav (Unfav) to Prior Year
 CONSOLIDATED                                                 -------------------------------------------- -------------------------
    STATEMENTS OF INCOME                                         2004      % of Sales     2003   % of Sales      $              %
                                                              -----------             ----------           ------------     -------

 Net Sales                                                      $1,333.6      100.0%   $ 1,040.5   100.0%      $ 293.1       28.2%
 Cost of Goods Sold                                                971.3       72.8%       759.9    73.0%       (211.4)     (27.8%)
                                                              -----------             -----------           -----------
 Gross Profit                                                      362.3       27.2%       280.6    27.0%         81.7       29.1%
 SG&A Expenses                                                     256.6       19.2%       210.7    20.2%        (45.9)     (21.8%)
 Rationalization Charges                                             2.4        0.2%         1.7     0.2%         (0.7)     (41.2%)
                                                              -----------             -----------           -----------
 Operating Income                                                  103.3        7.8%        68.2     6.6%         35.1       51.5%
 Interest Income                                                     3.1        0.2%         3.2     0.3%         (0.1)      (3.1%)
 Equity Earnings in Affiliates                                       4.0        0.3%         2.9     0.3%          1.1       37.9%
 Other Income                                                        3.5        0.3%         3.0     0.2%          0.5       16.7%
 Interest Expense                                                   (6.1)      (0.5%)       (8.1)   (0.8%)         2.0       24.2%
                                                              -----------             -----------           -----------
 Income Before Income Taxes                                        107.8        8.1%        69.2     6.6%         38.6       55.8%
 Income Taxes                                                       27.2        2.1%        14.7     1.4%        (12.5)     (85.0%)
                                                              -----------             -----------           -----------
 Net Income                                                     $   80.6        6.0%   $    54.5     5.2%      $  26.1       47.9%
                                                              ===========             ===========           ===========



 Basic Earnings Per Share                                       $   1.96               $    1.32               $  0.64       48.5%
 Non-recurring items(1)                                             0.12                    0.03                  0.09      300.0%
                                                              -----------             -----------           -----------
 Basic Earnings Per Share excluding non-recurring items(2)      $   2.08               $    1.35               $  0.73       54.1%
                                                              ===========             ===========           ===========

 Diluted Earnings Per Share                                     $   1.94               $    1.31               $  0.63       48.1%
 Non-recurring items(1)                                             0.12                    0.03                  0.09      300.0%
                                                              -----------             -----------           -----------
 Diluted Earnings Per Share excluding non-recurring items(2)    $   2.06               $    1.34               $  0.72       53.7%
                                                              ===========             ===========           ===========

 Weighted Average Shares (Basic)                                    41.2                    41.4
 Weighted Average Shares (Diluted)                                  41.4                    41.5


(1) 2003 non-recurring items include rationalization charges of $1,743 pre-tax, or $1,367, after tax. 2004 non-recurring items include European rationalization charges of $2,440 pre-tax, or $2,061 after tax and $4,525 pre-tax, or $2,828, after tax relating to retirement costs for the former CEO.

(2) Basic and diluted earnings per share excluding non-recurring items are presented as management believes this financial measure is important to investors to evaluate and compare the Company's financial performance from period to period. Management uses this information in assessing and evaluating the Company's underlying operating performance.

                         LINCOLN ELECTRIC HOLDINGS, INC.
                              FINANCIAL HIGHLIGHTS
                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

 BALANCE SHEET HIGHLIGHTS


 SELECTED CONSOLIDATED
    BALANCE SHEET DATA

                                                                  December 31,               December 31,
                                                                     2004                       2003
                                                                ---------------             --------------

 Cash and Cash Equivalents                                            $  143.3                    $ 170.5
 Total Current Assets                                                    637.6                      555.4
 Net Property, Plant and Equipment                                       316.1                      282.3
 Total Assets                                                          1,059.2                      928.9

 Total Current Liabilities                                               263.0                      213.1
 Short-Term Debt                                                           3.4                        4.3
 Long-Term Debt                                                          163.9                      169.0
 Total Shareholders' Equity                                              577.3                      478.5


 NET WORKING CAPITAL
                                                                  December 31,               December 31,
                                                                     2004                       2003
                                                                ---------------             --------------

 Trade Accounts Receivable                                            $  219.5                    $ 167.6

 Inventory                                                               236.3                      173.7

 Trade Accounts Payable                                                  111.2                       77.3

                                                                ---------------             --------------
 Net Working Capital                                                  $  344.6                    $ 264.0
                                                                ===============             ==============

 Average Operating Working Capital
    % to Net Sales                                                       32.6%                      32.4%
                                                                ===============             ==============


 TOTAL DEBT
                                                                  December 31,              December 31,
                                                                     2004                       2003
                                                                ---------------             --------------

 Short-term debt                                                      $    3.4                    $   4.3
 Long-term debt                                                          163.9                      169.0
                                                                ---------------             --------------
    Total Debt                                                           167.3                      173.3
 Equity                                                                  577.3                      478.5
                                                                ---------------             --------------
    Total                                                             $  744.6                    $ 651.8
                                                                ===============             ==============

 Total Debt/Capitalization                                               22.5%                      26.6%
 Return on Average Shareholders' Equity                                  15.8%                      12.5%

                         LINCOLN ELECTRIC HOLDINGS, INC.
                              FINANCIAL HIGHLIGHTS
                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                                                                 Twelve Months Ended December 31,
CONSOLIDATED                                                                                   -------------------------------------
  STATEMENTS OF CASH FLOWS                                                                           2004                2003
                                                                                               ------------------  -----------------

Operating Activities:
Net Income                                                                                                $ 80.6             $ 54.5

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Rationalization Charges                                                                                      2.4                1.7
Depreciation and Amortization                                                                               40.2               37.7
Equity Earnings of Affiliates and Other Non-Cash Items, net                                                 10.2               10.3
Changes in Operating Assets and Liabilities, net of the effects from acquisitions:
(Increase) decrease in Accounts Receivable                                                                 (35.3)               1.1
(Increase) decrease in Inventories                                                                         (47.8)              11.1
Increase in Accounts Payable                                                                                 3.9                7.2
Contributions to Pension Plans                                                                             (33.1)             (43.3)
Net change in Other Current Assets and Liabilities                                                          20.6              (10.6)
Net change in Other Long-Term Assets and Liabilities                                                         9.6               26.0
                                                                                               ------------------  -----------------
Net Cash Provided by Operating Activities                                                                   51.3               95.7
                                                                                               ------------------  -----------------

Investing Activities:
Capital Expenditures                                                                                       (56.4)             (34.8)
Proceeds from Sales of Fixed Assets                                                                          3.6                2.7
Acquisitions of Businesses, net of cash acquired                                                           (11.8)              (3.7)
Other                                                                                                          -                0.2
                                                                                               ------------------  -----------------
Net Cash (Used) by Investing Activities                                                                    (64.6)             (35.6)
                                                                                               ------------------  -----------------

Financing Activities:
Net change in Borrowings                                                                                    (7.6)             (18.0)
Proceeds from Termination of Interest Rate Swaps                                                               -               10.6
Proceeds from the Exercise of Stock Options                                                                 22.6                6.7
Purchase of Shares for Treasury                                                                             (4.4)             (41.9)
Cash Dividends Paid                                                                                        (27.5)             (26.7)
                                                                                               ------------------  -----------------
Net Cash (Used) by Financing Activities                                                                    (16.9)             (69.3)
                                                                                               ------------------  -----------------

Effect of Exchange Rate Changes on Cash and Cash Equivalents                                                 3.0                3.6
(Decrease) in Cash and Cash Equivalents                                                                    (27.2)              (5.6)
Cash and Cash Equivalents at Beginning of Period                                                           170.5              176.1
                                                                                               ------------------  -----------------
Cash and Cash Equivalents at End of Period                                                                $143.3             $170.5
                                                                                               ==================  =================


Cash Dividends Paid Per Share                                                                             $ 0.67             $ 0.64